EXHIBIT 32

CERTIFICATION OF
CHIEF EXECUTIVE OFFICER AND
CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Annual Report on Form 10-K/A of HSM Holdings, Inc. for the year ended December 31, 2008 (the Report), I, G. Darcy Klug, Chief Executive Officer and Chief Financial Officer of HSM Holdings, Inc., hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002 that, to my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of HSM Holdings, Inc.

Date: July 17, 2009

HSM Holdings, Inc.

By: /s/ G. Darcy Klug
G. Darcy Klug, Chief Executive Officer and Chief Financial Officer

0739451.02